Exhibit 99.1

J.P. Morgan 2015 Aviation, Transportation & Industrials Conference Owens-Illinois, Inc. March 3, 2015

Safe Harbor Comments Regulation G The information presented here regarding adjusted net earnings relates to net earnings from continuing operations attributable to the Company exclusive of items management considers not representative of ongoing operations and does not conform to U.S. generally accepted accounting principles (GAAP). It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the comparability of results of ongoing operations. Further, the information presented here regarding free cash flow does not conform to GAAP. Management defines free cash flow as cash provided by continuing operating activities less capital spending (both as determined in accordance with GAAP) and has included this non-GAAP information to assist in understanding the comparability of cash flows. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments. Management believes that the non-GAAP presentation allows the board of directors, management, investors and analysts to better understand the Company’s financial performance in relationship to core operating results and the business outlook. Forward Looking Statements This document contains "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward looking statements reflect the Company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, specifically the Euro, Brazilian Real and Australian Dollar, (2) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) cost and availability of raw materials, labor, energy and transportation, (6) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (7) consolidation among competitors and customers, (8) the ability of the Company to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (9) unanticipated expenditures with respect to environmental, safety and health laws, (10) the Company’s ability to further develop its sales, marketing and product development capabilities, and (11) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s operations, floods and other natural disasters, events related to asbestos-related claims, and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any subsequently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company's results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward looking statements contained in this document. Presentation Note Unless otherwise noted, the information presented in this presentation reflects continuing operations only. 1

O-I: The only truly global glass container franchise #1 position in Europe #1 position in North America #1 position in Oceania1 #1 position in South America Leading position within SE Asia Foothold in China Emerging markets Mature markets Strong, brand-building partnerships with blue chip companies Leading positions and largest installed capacity 2 1 Refers to the Company’s operations in Australia and New Zealand

Creating shareholder value O-I’s global presence O-I’s unparalleled expertise Over 100 years of experience Stable end markets Steady glass demand Consumer preference for glass 3 Key value drivers Structural cost reductions Asset efficiency Brand-building product innovation Long-term investments in R&D and technology Consistent financial performance Adjusted earnings Free cash flow Leverage ratio Return on invested capital Balanced capital allocation Prudently invest in the business Increase share buybacks Augment financial flexibility

2014 full year financial review 4 1 Adjusted EPS refers to earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations. A description of all items that management considers not representative of ongoing operations, including discontinued operations, and a reconciliation of the GAAP to non-GAAP earnings and earnings per share can be found in the appendix to this presentation. 2 Free cash flow is defined as cash provided by continuing operating activities less additions to property, plant and equipment. See appendix for free cash flow reconciliations. 3 Leverage ratio is defined as total debt, less cash, divided by adjusted EBITDA. See appendix for adjusted EBITDA reconciliations. 4 Return on invested capital is defined as segment operating profit less corporate and other costs multiplied by one minus the Company’s tax rate (exclusive of items management considers not representative of ongoing operations), divided by total debt and total shareowners’ equity. (Accumulated Other Comprehensive Income is held constant at the average of 2011-2013.) 2014 impacted ~$40M from FX headwind Adjusted EPS1 Free Cash Flow2 Leverage Ratio3 Return on Invested Capital4

Consistent end-market demand trends 5 Europe Stable end markets Exports outperform domestic demand Asia Pacific Demand stabilizing in Oceania Mid single-digit growth in China & SEA North America Growth in craft beer, wine, spirits, premium food and non-alcoholic beverages Ongoing decline in megabeer South America Market commitment to refillables favors glass Low single-digit growth in medium term, after strong demand in 2014 Source: Euromonitor and Company estimates

1Q15 business outlook

On a constant currency basis[1]

	1Q15 vs 1Q14	
Europe	▼	▪ Stable sales volume ▪ Lower planned production due to project timing ▪ Competitive pressure in Southern Europe
North America	▲	▪ Continuation of unfavorable volume trends in megabeer ▪ Supply chain recovery
South America	▼	▪ Volume plateaus against strong comparable in 1Q14 ▪ Inflation headwinds (electricity, USD-priced raw matls)
Asia Pacific	◀▶	▪ Continuation of lower volume trends ▪ Benefits of restructuring offset inflation pressure
Segment Operating Profit	▼	
Corporate and Other Costs	◀▶	▪ Corporate costs maintained at prior year level ▪ Net interest expense flat to prior year
Adjusted Earnings, constant currency	▼	
Currency Impact	▼	~$0.07 [Assumptions: EUR = 1.13; BRL = 2.60; COP = 2,400; AUD = 0.80]
Adjusted Earnings	▼	$0.40 - $0.45

[1] Corresponding periods use same currency exchange rates

Note: No changes since 4Q14 earnings presentation

6

Continued balanced approach to use of cash 7 Capital Investment Capital Allocation Maintenance Continue strong operating profit generation Enhance productivity and flexibility Strategic Exceed cost of capital Non-organic growth (e.g., JV with CBI in Mexico) Invest in R&D, technology and innovation Liabilities Improve financial flexibility Lower interest expense Manage pension and asbestos liabilities Shareholders Increase share buybacks $500M share repurchase program through 2017 Executing $100M ASR in 1Q15; at least $25M more through the remainder of the year

2015 management priorities Advance leadership succession Complete European asset optimization program Execute on opportunities with CBI in Mexico Strategic Deliver ~$300M of free cash flow Shift capital allocation toward share repurchases Further enhance financial flexibility Financial Enhance manufacturing capabilities and reliability Continue to reduce structural costs Exercise disciplined price / volume management Operational 8

Q&A 9

Appendix 10

Reconciliation of GAAP to non-GAAP items 11 $ Millions, except per-share amts 2014 2013 2012 2011 Earnings (loss) from continuing operations attributable to the Company 98 $ 202 $ 186 $ (501) $ - - - 640 Charges for asbestos-related costs 135 145 155 165 Charge for non-income tax matter 69 - - - 67 92 144 91 Charge for pension settlements 55 - - - Gain on China land compensation - - (33) - 20 11 - 24 Tax benefits for certain tax adjustments (8) - (14) (15) 436 $ 450 $ 438 $ 404 $ 166.0 165.8 165.8 163.7 0.59 $ 1.22 $ 1.12 $ (3.06) $ 2.63 $ 2.72 $ 2.64 $ 2.43 $ Items that management considers not representative of ongoing operations Adjusted net earnings Year ended December 31 Adjusted earnings per share Charge to adjust the carrying value of the Asia Pacific region's goodwill Charges for restructuring, asset impairment and other charges Charges for note repurchase premiums and write- off of finance fees Diluted shares outstanding (millions) Earnings (loss) per share from continuing operations (diluted)

Reconciliation to free cash flow 12 Year ended December 31 $ Millions 2014 2013 2012 2011 Cash provided by continuing operating activities $ 698 $ 700 $ 580 $ 505 Additions to property, plant and equipment (369) (361) (290) (285) Free cash flow $ 329 $ 339 $ 290 $ 220

 Leverage ratio Reconciliations of adjusted EBITDA and net debt 13 $ Millions 2014 2013 2012 2011 Earnings (loss) from continuing operations 195 $ 215 $ 220 $ (491) $ Interest expense 235 239 248 314 Provision for income taxes 92 120 108 85 Depreciation 335 350 378 405 Amortization of intangibles 83 47 34 17 EBITDA 940 971 988 330 Adjustments to EBITDA: Asia Pacific goodwill adjustment 641 Charges for asbestos-related costs 135 145 155 165 Restructuring, asset impairment and other 91 119 168 112 Pension settlement charges 65 Gain on China land compensation (61) Adjusted EBITDA 1,231 $ 1,235 $ 1,250 $ 1,248 $ Total debt 3,460 3,567 3,773 4,033 Less cash 512 383 431 400 Net debt 2,948 3,184 3,342 3,633 Net debt divided by adjusted EBITDA 2.4 2.6 2.7 2.9 Year ended December 31

Estimated impact from currency rate changes 14 Impact on EPS from a 10% change compared with the U.S. dollar EU (primarily Euro): ~$0.10 SA (primarily Brazilian Real and Colombian Peso): ~$0.09 AP (primarily Australian Dollar and New Zealand Dollar): ~$0.05 2014 Average Rates Assumed for 2015 Outlook Devaluation Euro 1.32 1.13 14% Brazilian real 2.35 2.60 10% Colombian peso 2,014 2,400 16% Australian dollar 0.91 0.80 12%